Pro Forma Combined Financial Statements

The following unaudited pro forma combined balance sheet of Genio Group, Inc. (formerly National Management Consulting, Inc.) ("Genio" or the "Company") as of June 30, 2003 (the "Pro Forma Balance Sheet") and the unaudited pro forma combined statements of operations of the Company for the three months and the nine months ended June 30, 2003 (the "Pro Forma Statements of Operations") have been prepared to illustrate the estimated effect of the Genio, Inc. (formerly Tele-V, Inc.) ("Genio Sub") transactions and the completion of the previously announced private placement of Genio common stock. This acquisition was deemed a reorganization or "reverse acquisition" for accounting purposes. The pro forma financial statements are presented for informational purposes only and do not purport to be indicative of the financial condition that may have resulted if the acquisition had been consummated at June 30, 2003. The pro forma financial statements should be read in conjunction with the notes thereto and the financial statements of Genio and related notes thereto contained in its filing on Form 10-QSB for the period ended June 30, 2003.
..

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
Genio Group, Inc
(formerly National Management Consulting, Inc)
Pro Forma Balance Sheet
June 30, 2003
(unaudited)                                                   Historical
                                                   ------------------------------
                                                        Genio       Genio, Inc     Pro Forma           Pro Forma
                                                      Group, Inc                  Adjustments
                                                   ----------------------------------------------------------------
ASSETS
Current Assets:
 Cash and cash equivalents                                 $129,325       $9,017     $2,194,940(b)      $2,333,282
 Inventory, net                                                          982,218                           982,218
 Prepaid expenses and other                                               50,000                            50,000
 Note receivable - Tele-V                                   600,000                   (600,000)(a)               0
                                                   ----------------------------------------------------------------
     Total Current Assets                                   729,325    1,041,235      1,594,940          3,365,500
                                                   ----------------------------------------------------------------

Property and equipment, net                                                7,883                             7,883

Other assets                                                              50,000                            50,000
                                                   ----------------------------------------------------------------

TOTAL ASSETS                                               $729,325   $1,099,118     $1,594,940         $3,423,383
                                                   ================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities:
 Accounts payable                                                       $561,040                          $561,040
 Accrued expenses                                                         36,183                            36,183
 Notes payable                                                           660,000     $(600,000)(a)          60,000
 Net liabilities of discontinued operations                $359,334                                        359,334
                                                   ----------------------------------------------------------------
     Total Current Liabilities                              359,334    1,257,223      (600,000)          1,016,557
                                                   ----------------------------------------------------------------

STOCKHOLDERS' EQUITY
 Preferred stock
 Common stock                                                   960                         228(b)           2,736
                                                                                          1,548(c)
 Additional paid in capital                               4,867,285                   2,194,712(b)       7,060,449
                                                                                        (1,548)(c)
 Accumulated deficit                                    (4,430,968)    (158,105)                       (4,589,073)
 Treasury stock                                            (67,286)                                       (67,286)
                                                   ----------------------------------------------------------------
     Total Stockholders' Equity                             369,991    (158,105)      2,194,940          2,406,826
                                                   ----------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                  $729,325   $1,099,118     $1,594,940         $3,423,383
                                                   ================================================================


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

Genio Group, Inc
(formerly National Management Consulting, Inc)
Pro Forma Statement of Operations
For the three months ended June 30, 2003
(unaudited)
                                                      Historical
                                             -----------------------------
                                                 Genio                        Pro Forma
                                              Group, Inc      Genio, Inc     Adjustments      Pro Forma
                                             ------------------------------------------------------------
Revenues
Sales - Other                                                   $ 212,614                      $ 212,614
                                             ------------------------------------------------------------
     Total Revenue                                                212,614                        212,614

Costs of Sales                                                     34,478                         34,478
                                             ------------------------------------------------------------

Gross Profit                                                      178,136                        178,136
                                             ------------------------------------------------------------

Selling and Administrative:
 Advertising expense                                               15,000                         15,000
 Personnel expense                                                 81,212                         81,212
 Product expenses                                                 156,546                        156,546
 Depreciation expense                                                 750                            750
 Other expense                                                     77,233                         77,233
                                             ------------------------------------------------------------
     Total selling and administrative                             330,741                        330,741
                                             ------------------------------------------------------------

Operating Loss                                                  (152,605)                       (152,605)

Other (expense)income                                             (5,500)        4,150(d)         (1,350)
                                             ------------------------------------------------------------

Loss before income taxes                                        (158,105)                      (153,955)


Provision for income tax
                                             ------------------------------------------------------------

Net Loss                                                      $ (158,105)                     $(153,955)
                                             =============================              =================


Loss Per Share                                      $0.00                                         $0.00
                                             ==============                             =================

Weighted average number of common
  shares outstanding                             9,462,672                                    24,972,398
                                             ==============                             =================

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


Genio Group, Inc
(formerly National Management Consulting, Inc)
Pro Forma Statement of Operations
For the nine months ended June 30, 2003
(unaudited)
                                                     Historical
                                             -----------------------------
                                                 Genio                        Pro Forma
                                              Group, Inc      Genio, Inc     Adjustments      Pro Forma
                                             ------------------------------------------------------------
Revenues
Sales - Other                                                   $ 212,614                        $ 212,614
                                            ---------------------------------------------------------------
     Total Revenue                                                212,614                          212,614

Costs of Sales                                                     34,478                           34,478
                                            ---------------------------------------------------------------

Gross Profit                                                      178,136                          178,136
                                            ---------------------------------------------------------------

Selling and Administrative:
 Advertising expense                                               15,000                           15,000
 Personnel expense                                                 81,212                           81,212
 Product expenses                                                 156,546                          156,546
 Depreciation expense                                                 750                              750
 Other expense                                                     77,233                           77,233
                                            ---------------------------------------------------------------
     Total selling and administrative                             330,741                          330,741
                                            ---------------------------------------------------------------

Operating Loss                                                   (152,605)                        (152,605)

Other (expense) income                                             (5,500)      4,150 (d)           (1,350)
                                            ---------------------------------------------------------------

Loss before income taxes                                         (158,105)                        (153,955)

Provision for income tax
                                            ---------------------------------------------------------------

Net Loss                                                        $(158,105)                       $(153,955)
                                            ==============================              ===================


Net Loss Per Share                                     $0.00                                         $0.00
                                            =================                           ===================

Weighted average number of common
  shares outstanding                               7,624,119                                   23,1163,993
                                            =================                           ===================


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Pro forma adjustments are as follows:

(a) To eliminate intercompany notes at June 30, 2003.

(b) To give effect to the completion of a $3 million private placement at June 30, 2003. Through June 30, 2003, the Company raised $600,000 in gross proceeds through a private placement of its equity securities to accredited investors. The Company raised additional funds subsequent to June 30, 2003 through the same private placement. Total gross proceeds in such private placement amounted to $3,000,000. The Company raised $2,000,000 of such funds through its own efforts and the remaining $1,000,000 was raised through a placement agent. Pursuant to this private placement, the Company issued an aggregate of 3 million shares of restricted common stock and warrants to acquire 3 million shares of restricted common stock at an exercise price of $1.50 per share, exercisable for a twenty-four month period. $2,000,000 of the proceeds of such private placement were used to make a secured loan to Genio, Inc. (Genio Loan), a New York privately-held corporation (the "Genio Loan") and effective July 21, 2003, the Company acquired all of the capital stock of Genio Sub.

For the purpose of calculating pro forma weighted average number of shares outstanding for the periods presented, it is assumed that the private placement shares issued subsequent to June 30, 2003 were issued and outstanding on June 30, 2003

(c) To record the issuance of 15,484,448 shares of Genio's restricted common stock in connection with the Tele-V, Inc. acquisition.

(d) To eliminate interest expenses accrued on the $600,000 intercompany note (see (a) above).





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